UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 9, 2014
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)  On January 9, 2014, Federated National Holding Company (the “Company”) was informed by its independent registered accountants, De Meo Young McGrath, P.A., Certified Public Accountants (“DYM”), that it has merged with Goldstein Schechter Koch, P.A. (“Goldstein Schechter Koch”) effective as of January 1, 2014. Goldstein Schechter Koch is the surviving firm and shall continue to practice under that name.  As a result of the merger, DYM effectively resigned as the Company’s independent registered public accounting firm and Goldstein Schechter Koch, as the successor to DYM following the merger, became the Company’s independent registered public accounting firm.  The engagement of Goldstein Schechter Koch was approved by the Audit Committee of the Company’s Board of Directors on January 15, 2014.  As a result, the reports previously issued by DYM with respect to the Company will be reissued by, and any consents to the use of such reports will be issued by, Goldstein Schechter Koch.

DYM's report on the Company’s financial statements as at and for the years ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2012 and the subsequent period through the effective date of this filing (i) there have been no disagreements with DYM, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DYM, would have caused DYM to make reference to the subject matter of the disagreement in connection with its reports, (ii) no such disagreement was discussed with the Company’s Board of Directors or any committee of the Board of Directors of the Company, and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

Neither the Company nor anyone on behalf of the Company consulted Goldstein Schechter Koch regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written or oral advice of Goldstein Schechter Koch was provided with respect to any accounting, auditing, or financial reporting issue, or (b) any matter that was either the subject of a disagreement of the type described in Item 304(a)(iv) of Regulation S-K or any “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Goldstein Schechter Koch (as successor by merger to DYM) with a copy of this Current Report on Form 8-K (the “Report”) and requested Goldstein Schechter Koch to review the disclosures contained in this Report and furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein.  A copy of the Goldstein Schechter Koch letter dated January 13, 2014, provided in response to that request, is filed as Exhibit 16.1 to this Report.

(b)  On January 15, 2014, the Audit Committee of the Company’s Board of Directors approved the engagement of Goldstein Schechter Koch as the Company’s independent registered accounting firm, effective as of January 15, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
16.1	Letter dated January 13, 2014 from Goldstein Schechter Koch to the Securities and Exchange Commission regarding the change in certifying accountant of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: January 15, 2014	By:	/s/ Peter J. Prygelski, III
	Name:	Peter J. Prygelski, III
	Title:	Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

16.1	Letter dated January 13, 2014 from Goldstein Schechter Koch to the Securities and Exchange Commission regarding the change in certifying accountant of the Company.